AGREEMENT


     THIS AGREEMENT is entered into this 30th day of March, 1999 is by and between TrimFast Group, Inc., a Nevada corporation, (hereinafter referred to as "TRIM") with a principal place of business located at 777 South Harbour Island Boulevard, Tampa, Florida 33602 and Aryeh Trading Corp., a New York corporation, (hereinafter referred to as "ATC") with a principal place of business located at 551 5th Avenue, New York, New York.

     WHEREAS, ATC provides investment banking services for and on behalf of TRIM and has been issued 300,000 shares of restricted common stock in TRIM represented by certificate number 3625 (the "Shares"); and

     WHEREAS, ATC has agreed to assist TRIM in the purchase of a building located at 2555 Black Burn, Clearwater, Florida (the "Building"); and
             ----------------------------------------

     WHEREAS,  TRIM  has  signed  a  Letter  of Intent to purchase the building;

     NOW THEREFORE, in consideration of the mutual covenants contained herein it is agreed:

     1. ATC shall open an account with _________________. The account shall be designated the "ATC Special Account". All sales generated from the sale of the Shares shall be subject to the following terms and conditions.

     2. Beginning March 30th, 2000 and continuing until the earlier of; June 1, 2000 or the date on which the net proceeds from the sale of all or any portion of the Shares equals or exceeds $1.2 million, all decisions to sell the Shares shall be vested with Moishe Bodner. When at least $1.2 million in net proceeds have been generated from the sale of the Shares, all investment decisions regarding the Shares shall vest with ATC. While the respective investment decisions will be as set forth herein, the parties agree and acknowledge that it will be in the best interests of the Company to discuss and inform the other of decisions regarding the sale of the Shares.

     b. When at least $1.2 million in sales have been generated from the sale of the Shares, Trim shall advise ATC and _________________. After that date, ATC may maintain the account with ________________ or at any brokerage firm and all investment decisions regarding the account shall be made by ATC.

     c. If at least $1.2 million in sales have not been generated from the sale of the Shares by June 1, 2000, Trim shall have the option in its sole and absolute discretion to repurchase the Shares or any remaining portion of the Shares at a price of $.01 per share.

     3. Until at least $1.2 million have been generated from the sale of the Shares, the disposition of all proceeds from the account shall be at the sole and absolute discretion of Bodner.
4. It is further agreed and understood that Joe Levi shall continue to hold the Share certificate until instructed to deliver the Share certificate to the brokerage firm.

     5. Trim agrees to indemnify and hold harmless ATC from any federal income tax liability, which may result from the sale of the Shares subject to the following terms and conditions. The foregoing indemnification assumes that ATC has a basis of $4.00 per share. If after ATC files its tax return the IRS determines that ATC's basis in the stock is less than $4.00 per share, then in that event Trim shall indemnify ATC for any taxes due. Which result from a basis calculation of less than $4.00 per share. Said indemnification not to exceed the tax liability resulting from $1.2 million in gross proceeds generated from the sale of the Shares.

     For purposes of example only, if it is determined that the stock basis is $1.00 per share, the indemnification shall be calculated as follows:


          $4.00 (assumed basis)- $1.00 (actual basis)= $3.00 (indemnification per share)
          If  200,000  shares  were  sold  then:

          $3.00  per  share  X  200,000  shares  =  $600,000  ("Indemnifiable
          Basis")

     The indemnification from the sale of the Shares shall then be calculated as follows:

     ("Indemnifiable Basis") X (statutory tax rate exclusive of any penalty or interest)= indemnification due from the sale of the Shares.

     $600,000 X 20% (assumed tax rate)= $120,000 which is the total indemnification due from the sale of the Shares.

ATC agrees to provide Trim with copies of any tax returns and audit reports as it relates to the sale of the Shares. Trim shall not be obligated to reimburse ATC for any interest or penalties as a result of any miscalculation of the share basis by ATC.

5. This Agreement represents the entire agreement amongst the parties with respect to the authority over the Special Account and the control and dispositions of the Shares. It cannot be changed or modified except with the consent of all parties.

     6. This agreement shall be governed by and construed with in accordance with the laws of the state of Florida with venue in the county of TRIM's principal place of business. In the event of any obligation arising out of this agreement, the prevailing party shall be entitled to recover all costs including reasonable attorneys fees. The parties further agree, that any breach of this agreement may cause irreparable damage to the aggrieved party the extent of which cannot be adequately calculated. As a result, in addition to any remedies available at law, the aggrieved party shall be entitled to specific performance of the terms and conditions of this Agreement.

     7. Any notice or other communication required or permitted hereunder shall be in writing and shall be considered duly given if delivered by hand, or air courier to the respective parties' principal place of business as set forth herein or at such other address as either party may from time to time advise the other.

     This  agreement  is  entered  into  the  date  set  forth  above.


TrimFast  Group,  Inc.                                     Aryeh  Trading  Corp.


/S/ Michael Muzio                                         /S/ Moishe Bodner
-----------------                                         -----------------
BY:                                                       BY:

                                LETTER OF INTENT


The following is a Letter of Intent between Trimfast Group, Inc. ("TGI") and Aryeh Trading.

          1. Aryeh trading commits to but $300,000 of TGI stock in the open market within 35 days of agreement.
          2. Aryeh Trading commits to buy from TGI 300,000 shares of TGI stock at $4.00 per share as follows:

               - When TGI stock reaches $5 (based on the weighted average of the previous five trading days (the "AVERAGE"), Aryeh Trading will purchases 60,000 shares.
               - When the AVERAGE reaches $5.50, Aryeh Trading will purchase 30,000 shares.
               - When the AVERAGE reaches $6.00, Aryeh Trading will purchases 30,000 shares
               - When the AVERAGE reaches $6.50, Aryeh Trading will purchases 30,000 shares
               - When the AVERAGE reaches $7.00, Aryeh Trading will purchases 30,000 shares
               - When the AVERAGE reaches $7.50, Aryeh Trading will purchases 30,000 shares
               - When the AVERAGE reaches $8.00, Aryeh Trading will purchases 30,000 shares
               - When the AVERAGE reaches $8.50, Aryeh Trading will purchases 30,000 shares
               - When the AVERAGE reaches $9.00, Aryeh Trading will purchases 30,000 shares
               For shares purchased under the Section, TGI warrants that such shares will be free trading by June 1, 1999. For each purchase, the settlement date is three business days.

          3. Aryeh Trading will receive an option to purchase from the company up to 300,000 free trading shares at $4.00 per share in the event Aryeh Trading exercise such option, Aryeh trading will pay to TGI $4.00 per option exercised. The option expires on April 1, 2000.
          4. TGI agrees to purchase IMMMU, Inc. and IMMCEL Pharmacauticals, Inc. under the terms negotiated by the parties and evidenced by the attached memorandum and the March 17, 1999 draft Purchase Agreement and Employment Agreement.

Trimfast  Group,  Inc.                    Aryeh  Trading


/s/  Michael  Muzio                       /s/  Moishe  Bodner
-------------------                       -----------------------
Michael  Muzio,  CEO                      Moishe  Bodner

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and caused this AGREEMENT to be executed the day and year first above written.


Attest:                                   TRIMFAST  GROUP,  INC.

/s/  Gregg  Vosler                        /s/  Michael  Muzio
------------------     -------            ---------------------------
By:  Gregg  Vosler,  Secretary            By:  Michael  J.  Muzio,  President



Attest:                                   ARYEH  TRADING

______________________                    /s/  Moishe  Bodner
                                          ----------------------------
Secretary                                 By:  Moishe  Bodner,  President